Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2016 Profit

•	December quarter 2016 GAAP pre-tax income of $952 million, net income of $622 million and earnings per diluted share of $0.84
•	December quarter 2016 adjusted pre-tax income[1] of $923 million, adjusted net income of $604 million and adjusted earnings per diluted share of $0.82
•	Full year 2016 GAAP pre-tax income of $6.6 billion and adjusted pre-tax income of $6.1 billion, resulting in $1.1 billion profit sharing for Delta people
•	Full year 2016 operating cash flow of $7.2 billion and $3.8 billion free cash flow used in part for $3.1 billion of dividends and share repurchases

ATLANTA, Jan. 12, 2017 – Delta Air Lines (NYSE:DAL) today reported financial results for the December quarter and full year 2016. Highlights of those results, including both GAAP and adjusted metrics, are below and incorporated here.

Adjusted pre-tax income for the December 2016 quarter was $923 million, a $524 million decrease from the December 2015 quarter, primarily driven by the new pilot agreement. For the full year, adjusted pre-tax income increased 4 percent year over year to $6.1 billion.

“Delta had a year of record-breaking performance in 2016 – financially, operationally and for our customers – and it’s an honor to recognize our employees’ efforts this year with over $1 billion in profit sharing,” said Ed Bastian, Delta’s chief executive officer.  “As we move into 2017, we are seeing our unit revenues turn positive which should return the company to margin expansion by the back half of the year. This will allow us to produce the solid returns and cash flows that investors rely upon from Delta.”

Revenue Environment

Delta’s operating revenue for the December quarter was down $44 million versus prior year. Passenger unit revenues declined 2.7 percent on a 0.9 percent increase in capacity.

“Delta’s commercial strategies and capacity actions combined with improving demand continue to drive benefit as we transition back into sustained positive unit revenues. For the March quarter, we expect a unit revenue increase of flat to up 2 percent, stemming the declines that have been ongoing for two years,” said Glen Hauenstein, Delta’s president.  “We will remain conservative and keep our capacity growth in check until we see a further firming of these revenue trends in the near-term and longer-term, a return to our 17-19 percent operating margin target.”

1

		Increase (Decrease)
		4Q16 versus 4Q15
		Change	Unit
Passenger Revenue	4Q16 ($M)	YoY	Revenue	Yield	Capacity
Mainline	4,385	0.4%	(2.8) %	(3.1) %	3.3%
Regional	1,399	(1.6) %	(1.8) %	(2.4) %	0.1%
Total Domestic	5,784	(0.1) %	(2.7) %	(3.1) %	2.7%
Atlantic	1,084	(6.8) %	(6.0) %	(2.4) %	(0.8) %
Pacific	559	(14.4) %	(8.8) %	(8.6) %	(6.1) %
Latin America	547	5.0%	5.2%	1.2%	(0.1) %
Total Passenger	7,974	(1.9) %	(2.7) %	(2.7) %	0.9%
Cargo Revenue	174	(9.8) %
Other Revenue	1,310	10.6%
Total Revenue	9,458	(0.5) %

March 2017 Quarter Guidance

For the March quarter, Delta is expecting pressures on margins as the pace of change in unit revenue will not match the cost impact of higher fuel prices and employee wage increases. This margin pressure is likely to peak in the March quarter, and the company expects margins to expand beginning in the second half of the year.

1Q17 Forecast
Operating margin*	11% - 13%
Passenger unit revenue (compared to 1Q16)	Up 0% - 2%
Fuel price, including taxes and refinery impact*	$1.68 - $1.73
CASM – Ex including profit sharing (compared to 1Q16)*	Up 5% - 7%
System Capacity (compared to 1Q16)	Down 0% - 1%

*See note A for information about reconciliation of these projected non-GAAP financial measures

Cost Performance

Adjusted fuel expense2 declined $240 million compared to the same period in 2015, as 12 percent higher market prices were offset by prior year hedge losses. Delta’s adjusted fuel price per gallon for the December quarter was $1.60.

CASM-Ex3 including profit sharing increased 10.6 percent for the December 2016 quarter compared to the prior year period primarily driven by the impact of the new pilot agreement ratified on December 1, 2016 with retroactive effect to January 1, 2016. Results for the December quarter include the full 2016 impact of the new contract totaling $475 million of expense, of which $380 million relates to the first three quarters of the year.

Non-operating expense declined $116 million for the quarter due to a $75 million loss in prior year for the write-off of Venezuela currency and $10 million of lower interest expense from Delta’s debt reduction initiatives.

“Delta’s cost and capital discipline has allowed us to consistently invest in our people and the customer experience, and do so in a way that keeps our unit cost growth manageable over time and generates sufficient cash flow for debt reduction and shareholder returns,” said Paul Jacobson, Delta’s chief financial officer. “We’ll continue to take this balanced approach – investing across the business to drive future earnings growth, further strengthening our investment grade balance sheet, and returning cash to our owners – as we drive sustainability for the long term.”

2

Cash Flow, Shareholder Returns, and Adjusted Net Debt

Delta generated $1.2 billion of adjusted operating cash flow and $640 million of free cash flow during the quarter. The company used this strong cash generation to invest $600 million into the business for aircraft modifications, facilities upgrades and technology improvements.

For the December quarter, the company returned $449 million to shareholders, comprised of $149 million of dividends and $300 million of share repurchases. Delta returned $3.1 billion to its owners in 2016 through dividends and share repurchases.

Adjusted net debt4 at the end of the quarter stood at $6.1 billion, a $500 million reduction compared to the end of 2015.

December Quarter and Full Year Results

	GAAP		Adjusted		GAAP		Adjusted
($ in millions except per share and unit costs)	4Q16	4Q15	4Q16	4Q15	FY16	FY15	FY16	FY15
Pre-tax income	952	1,533	923	1,447	6,636	7,157	6,071	5,865
Net income	622	980	604	926	4,373	4,526	4,017	3,709
Diluted earnings per share	0.84	1.25	0.82	1.18	5.79	5.63	5.32	4.61
Fuel expense (including regional carriers)	1,492	1,652	1,503	1,743	5,985	7,579	6,435	8,880
Average fuel price per gallon	1.59	1.75	1.60	1.85	1.49	1.90	1.60	2.23
Consolidated unit cost (CASM/CASM-Ex)	14.37	13.38	11.25	10.17	12.98	13.33	10.13	9.77
Operating cash flow	1,125	1,479	1,217	1,441	7,205	7,927	6,954	7,429
Total debt and capital leases	7,332	8,329	6,144	6,675	7,332	8,329	6,144	6,675

About Delta

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 323 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.
(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.
(3)	CASM - Ex, including profit sharing: In addition to fuel expense, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $338 million and $213 million for the December 2016 and December 2015 quarters, respectively and $1.2 billion for both years ended December 31, 2016 and 2015. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.
(4)	Adjusted net debt includes $38 million and $119 million as of December 31, 2016 and December 31, 2015, respectively, of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions, including the effects of Brexit; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 12, 2017, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions, except per share data)	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$6,575	$6,703	$(128)	(2)%	$28,105	$28,898	$(793)	(3)%
Regional carriers	1,399	1,422	(23)	(2)%	5,672	5,884	(212)	(4)%
Total passenger revenue	7,974	8,125	(151)	(2)%	33,777	34,782	(1,005)	(3)%
Cargo	174	193	(19)	(10)%	668	813	(145)	(18)%
Other	1,310	1,184	126	11%	5,194	5,109	85	2%
Total operating revenue	9,458	9,502	(44)	NM	39,639	40,704	(1,065)	(3)%

Operating Expense:
Salaries and related costs	2,869	2,213	656	30%	10,034	8,776	1,258	14%
Aircraft fuel and related taxes	1,256	1,433	(177)	(12)%	5,133	6,544	(1,411)	(22)%
Regional carriers expense
Fuel	236	219	17	8%	852	1,035	(183)	(18)%
Other	854	799	55	7%	3,459	3,206	253	8%
Contracted services	511	473	38	8%	1,991	1,848	143	8%
Depreciation and amortization	472	451	21	5%	1,902	1,835	67	4%
Aircraft maintenance materials and outside repairs	466	418	48	11%	1,823	1,848	(25)	(1)%
Passenger commissions and other selling expenses	419	402	17	4%	1,710	1,672	38	2%
Landing fees and other rents	367	329	38	12%	1,490	1,493	(3)	NM
Profit sharing	193	380	(187)	(49)%	1,115	1,490	(375)	(25)%
Passenger service	233	208	25	12%	907	872	35	4%
Aircraft rent	81	67	14	21%	285	250	35	14%
Other	481	393	88	22%	1,986	2,033	(47)	(2)%
Total operating expense	8,438	7,785	653	8%	32,687	32,902	(215)	(1)%

Operating Income	1,020	1,717	(697)	(41)%	6,952	7,802	(850)	(11)%

Non-Operating Expense:
Interest expense, net	(93)	(102)	9	(9)%	(388)	(481)	93	(19)%
Miscellaneous, net	25	(82)	107	NM	72	(164)	236	NM
Total non-operating expense, net	(68)	(184)	116	(63)%	(316)	(645)	329	(51)%

Income Before Income Taxes	952	1,533	(581)	(38)%	6,636	7,157	(521)	(7)%

Income Tax Provision	(330)	(553)	223	(40)%	(2,263)	(2,631)	368	(14)%

Net Income	$622	$980	$(358)	(37)%	$4,373	$4,526	$(153)	(3)%

Basic Earnings Per Share	$0.85	$1.26			$5.82	$5.68
Diluted Earnings Per Share	$0.84	$1.25			$5.79	$5.63

Basic Weighted Average Shares Outstanding	732	778			751	797
Diluted Weighted Average Shares Outstanding	737	785			755	804

5

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Consolidated:
Revenue passenger miles (millions)	49,985	49,573	0.8%	213,098	209,625	1.7%
Available seat miles (millions)	58,715	58,199	0.9%	251,867	246,764	2.1%
Passenger mile yield (cents)	15.95	16.39	(2.7%)	15.85	16.59	(4.5%)
Passenger revenue per available seat mile (cents)	13.58	13.96	(2.7%)	13.41	14.10	(4.9%)
Operating cost per available seat mile (cents)	14.37	13.38	7.4%	12.98	13.33	(2.6%)
CASM-Ex, including profit sharing - see Note A (cents)	11.25	10.17	10.6%	10.13	9.77	3.7%
Passenger load factor	85.1%	85.2%	(0.1) pts	84.6%	84.9%	(0.3) pts
Fuel gallons consumed (millions)	941	945	(0.4%)	4,016	3,988	0.7%
Average price per fuel gallon	$1.59	$1.75	(9.1%)	$1.49	$1.90	(21.6%)
Average price per fuel gallon, adjusted - see Note A	$1.60	$1.85	(13.5%)	$1.60	$2.23	(28.3%)
Number of aircraft in fleet, end of period	966	926	40
Full-time equivalent employees, end of period	83,756	82,949	1.0%

Mainline:
Revenue passenger miles (millions)	44,601	44,231	0.8%	191,714	188,365	1.8%
Available seat miles (millions)	52,153	51,646	1.0%	225,268	220,429	2.2%
Operating cost per available seat mile (cents)	14.06	12.97	8.4%	12.51	12.84	(2.6%)
CASM-Ex, including profit sharing - see Note A (cents)	11.08	9.87	12.3%	9.75	9.41	3.6%
Fuel gallons consumed (millions)	790	794	(0.5%)	3,405	3,383	0.7%
Average price per fuel gallon	$1.58	$1.80	(12.2%)	$1.50	$1.93	(22.3%)
Average price per fuel gallon, adjusted - see Note A	$1.60	$1.91	(16.2%)	$1.63	$2.31	(29.4%)
Number of aircraft in fleet, end of period	832	809	23

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
(in millions)	2016	2015
Cash Flows From Operating Activities:
Net income	$622	$980
Depreciation and amortization	472	451
Hedge derivative contracts	(52)	(455)
Deferred income taxes	332	558
Pension, postretirement and postemployment payments greater than expense	78	76
Changes in:
Hedge margin	(18)	262
Air traffic liability	(516)	(728)
Profit sharing	193	380
Other working capital changes, net	14	(45)
Net cash provided by operating activities	1,125	1,479

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(468)	(640)
Ground property and equipment, including technology	(326)	(238)
Acquisition of London-Heathrow slots	–	(276)
Net redemptions (purchases) of short-term investments	1,023	(29)
Proceeds for sales of E190 aircraft	185	–
Other, net	31	4
Net cash provided by (used in) investing activities	445	(1,179)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(306)	(407)
Repurchases of common stock	(300)	(425)
Cash dividends	(149)	(105)
Fuel card obligation	225	2
Net proceeds from hedge derivative contracts	75	230
Other, net	9	8
Net cash used in financing activities	(446)	(697)

Net Increase (Decrease) in Cash and Cash Equivalents	1,124	(397)
Cash and cash equivalents at beginning of period	1,638	2,369
Cash and cash equivalents at end of period	$2,762	$1,972

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in millions)	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$2,762	$1,972
Short-term investments	487	1,465
Accounts receivable, net	2,064	2,020
Fuel inventory	519	379
Expendable parts and supplies inventories, net	372	318
Hedge derivatives asset	393	1,987
Prepaid expenses and other	836	915
Total current assets	7,433	9,056

Property and Equipment, Net:
Property and equipment, net	24,375	23,039

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,844	4,861
Deferred income taxes, net	3,077	4,956
Other noncurrent assets	1,733	1,428
Total other assets	19,448	21,039
Total assets	$51,256	$53,134

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,131	$1,563
Air traffic liability	4,626	4,503
Accounts payable	2,572	2,743
Accrued salaries and related benefits	2,924	3,195
Hedge derivatives liability	688	2,581
Frequent flyer deferred revenue	1,648	1,635
Other accrued liabilities	1,632	1,306
Total current liabilities	15,221	17,526

Noncurrent Liabilities:
Long-term debt and capital leases	6,201	6,766
Pension, postretirement and related benefits	13,461	13,855
Frequent flyer deferred revenue	2,278	2,246
Other noncurrent liabilities	1,832	1,891
Total noncurrent liabilities	23,772	24,758

Commitments and Contingencies

Stockholders' Equity	12,263	10,850
Total liabilities and stockholders' equity	$51,256	$53,134

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta does not reconcile forward looking non-GAAP financial measures because MTM adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income and Net Income, adjusted. We adjust for the following items to determine pre-tax income and net income, adjusted, for the reasons described below:

Mark-to-Market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the periods shown.

Income tax. We included the income tax effect of adjustments when presenting net income, adjusted. We believe that presenting the income tax effect of adjustments allows investors to better understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$952	$(330)	$622	$0.84
Adjusted for:
MTM adjustments and settlements	(11)	4	(7)
Virgin Atlantic MTM adjustments	(18)	7	(11)
Total adjustments	(29)	11	(18)	(0.02)
Non-GAAP	$923	$(319)	$604	$0.82
Year-over-year change	$(524)

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2015
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,533	$(553)	$980	$1.25
Adjusted for:
MTM adjustments and settlements	(91)	34	(57)
Virgin Atlantic MTM adjustments	5	(2)	3
Total adjustments	(86)	32	(54)	(0.07)
Non-GAAP	$1,447	$(521)	$926	$1.18

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	Year Ended			Year Ended
	December 31, 2016			December 31, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$6,636	$(2,263)	$4,373	$5.79
Adjusted for:
MTM adjustments and settlements	(450)	166	(284)
Restructuring and other	–	–	–
Virgin Atlantic MTM adjustments	(115)	43	(72)
Total adjustments	(565)	209	(356)	(0.47)
Non-GAAP	$6,071	$(2,054)	$4,017	$5.32

	Year Ended			Year Ended
	December 31, 2015			December 31, 2015
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$7,157	$(2,631)	$4,526	$5.63
Adjusted for:
MTM adjustments and settlements	(1,301)	479	(822)
Restructuring and other	35	(13)	22
Virgin Atlantic MTM adjustments	(26)	9	(17)
Total adjustments	(1,292)	475	(817)	(1.02)
Non-GAAP	$5,865	$(2,156)	$3,709	$4.61

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Operating Cash Flow, adjusted. We adjusted operating cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for capital expenditures, debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our fuel hedge portfolio by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2015 and require approximately $300 million in cash payments in 2016. During the March 2016 quarter, we further deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Operating cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the periods shown.

Hedge margin and other. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

	Three Months Ended	Three Months Ended
(in millions)	December 31, 2016	December 31, 2015
Net cash provided by operating activities (GAAP)	$1,125	$1,479
Adjustments:
Hedge deferrals	75	230
Hedge margin and other	17	(268)
Net cash provided by operating activities, adjusted	$1,217	$1,441

	Year Ended	Year Ended
(in millions)	December 31, 2016	December 31, 2015
Net cash provided by operating activities (GAAP)	$7,205	$7,927
Adjustments:
Hedge deferrals	(159)	358
Hedge margin and other	(92)	(856)
Net cash provided by operating activities, adjusted	$6,954	$7,429

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2016 quarter, we entered into transactions to defer settlement of a portion of our hedge portfolio until 2017. These deferral transactions, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin and other. Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

Net purchases of short-term investments and other investing. Net purchases of short term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust free cash flow for this activity, net, to provide investors a better understanding of the company's free cash flow position core to operations.

Three Months Ended
(in millions)	December 31, 2016
Net cash provided by operating activities	$1,125
Net cash provided by investing activities	445
Adjustments:
Hedge deferrals	75
Hedge margin and other	17
Net purchases of short-term investments and other investing	(1,022)
Total free cash flow	$640

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Year Ended
(in millions)	December 31, 2016
Net cash provided by operating activities	$7,205
Net cash used in investing activities	(2,155)
Adjustments:
Hedge deferrals	(159)
Hedge margin and other	(92)
Net purchases of short-term investments and other investing	(967)
Total free cash flow	$3,832

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	December 31,		December 31,
(in millions, except per gallon data)	2016	2015	2016	2015
Fuel purchase cost	$1,461	$1,415	$1.56	$1.50
Airline segment fuel hedge gains	(11)	245	(0.01)	0.26
Refinery segment impact	42	(8)	0.04	(0.01)
Total fuel expense	$1,492	$1,652	$1.59	$1.75
MTM adjustments and settlements	11	91	0.01	0.10
Total fuel expense, adjusted	$1,503	$1,743	$1.60	$1.85
Change year-over-year	$(240)

	Year Ended		Year Ended
	December 31,		December 31,
(in millions, except per gallon data)	2016	2015	2016	2015
Fuel purchase cost	$5,579	$6,934	$1.39	$1.74
Airline segment fuel hedge gains	281	935	0.07	0.23
Refinery segment impact	125	(290)	0.03	(0.07)
Total fuel expense	$5,985	$7,579	$1.49	$1.90
MTM adjustments and settlements	450	1,301	0.11	0.33
Total fuel expense, adjusted	$6,435	$8,880	$1.60	$2.23

Mainline:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Mainline average price per gallon	$1.58	$1.80	$1.50	$1.93
MTM adjustments and settlements	0.02	0.11	0.13	0.38
Mainline average price per gallon, adjusted	$1.60	$1.91	$1.63	$2.31

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Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the periods shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Consolidated CASM-Ex:

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
CASM (cents)	14.37	13.38	12.98	13.33
Adjusted for:
Aircraft fuel and related taxes	(2.54)	(2.84)	(2.38)	(3.07)
Restructuring and other	–	–	–	(0.01)
Other expenses	(0.58)	(0.37)	(0.47)	(0.48)
CASM-Ex	11.25	10.17	10.13	9.77
Year-over-year change	10.6%

Mainline CASM-Ex:

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Mainline CASM (cents)	14.06	12.97	12.51	12.84
Adjusted for:
Aircraft fuel and related taxes	(2.40)	(2.78)	(2.27)	(2.97)
Other expenses	(0.58)	(0.32)	(0.49)	(0.46)
Mainline CASM-Ex	11.08	9.87	9.75	9.41

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in millions)	December 31, 2016		December 31, 2015
Debt and capital lease obligations	$7,332		$8,329
Plus: unamortized discount, net and debt issuance costs	104		152
Adjusted debt and capital lease obligations		7,436		8,481
Plus: 7x last twelve months' aircraft rent		1,995		1,750
Adjusted total debt		9,431		10,231
Less: cash, cash equivalents and short-term investments		(3,249)		(3,437)
Less: hedge margin receivable		(38)		(119)
Adjusted net debt		$6,144		$6,675

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Capital Expenditures, net. Capital expenditures, net is adjusted for proceeds for sales of E190 aircraft because management believes investors should be informed that these proceeds effectively offset the cash paid for these aircraft earlier in the year. This provides a more meaningful measure of cash outflows for capital expenditures.

Three Months Ended
(in millions)	December 31, 2016
Property and equipment additions	$794

Proceeds for sales of E190 aircraft	(185)
Capital expenditures, net	$609

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